Exhibit 10.3

2013 Match Grant

GENCORP INC.

AMENDED AND RESTATED

2009 EQUITY AND PERFORMANCE INCENTIVE PLAN

Unrestricted Stock Agreement

WHEREAS,                      (the “Grantee”) is a Director of GenCorp Inc. (the “Company”);

WHEREAS, the grant of unrestricted stock to the Grantee has been duly authorized by a resolution of the Board of Directors (the “Board”) of the Company duly adopted on March 24, 2010 and by a resolution of the Organization & Compensation Committee (the “Committee”) duly adopted on January 14, 2011;

WHEREAS, the Grantee has elected to receive all or a part of his compensation for his one-year term of service as a Director commencing in 2013 (Director Pay) in shares of the Company’s common stock, par value $0.10 per share (the “Stock”);

WHEREAS, on April 11, 2013, the Company reinstated the GenCorp Inc. Deferred Compensation Plan for Nonemployee Directors (as amended and restated, the “Deferred Compensation Plan”) as of March 27, 2013; and

WHEREAS, the Deferred Compensation Plan allows for the establishment of one or more “rabbi trusts” (the “Rabbi Trust”), which will be governed by a Rabbi Trust agreement (the “Rabbi Trust Agreement”), to which shares Stock may be contributed with respect to participants in the Deferred Compensation Plan and vests authority and responsibility for administration of the Deferred Compensation Plan in the Committee.

NOW, THEREFORE, pursuant to the Company’s Amended and Restated 2009 Equity and Performance Incentive Plan (the “Plan”), the Company hereby grants to the Grantee, as of                      (the “Date of Grant”),                      (                ) shares of Stock, subject to the terms and conditions of the Plan and pursuant to this Unrestricted Stock Agreement (this “Agreement”); and, when applicable, subject to the terms and conditions of the Rabbi Trust Agreement and Deferred Compensation Plan.

1. Issuance of Stock. At the election of Grantee, the Stock covered by this Agreement shall either: (a) upon Grantee making an election to defer (a “Deferral Election”), be issued in book entry form in the name of Wells Fargo Bank, National Association, the trustee of the Rabbi Trust (the “Trustee”), and the distribution to Grantee of such Stock shall be governed by the terms of the Rabbi Trust Agreement, the Deferred Compensation Plan and any election pursuant to the Deferred Compensation Plan, or (b) be issued to Grantee at the Grantee’s election, by either certificates registered in the name of the Grantee or electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. All Stock issued pursuant to this Agreement shall be fully paid and nonassessable.

2013 Match Grant

2. Restrictions on Transfer of Stock. The Stock subject to this Agreement, other than Stock subject to a Deferral Election, is not subject to any restrictions on transfer. Restrictions on the transfer of Stock subject to a Deferral Election shall be set forth in the Deferral Election, the Rabbi Trust Agreement or the Deferred Compensation Plan.

3. Vesting of Stock. Except as provided by the terms of the Rabbi Trust Agreement and the Deferred Compensation Plan with respect to Stock subject to a Deferral Election, the Stock covered by this Agreement will be immediately nonforfeitable on the Date of Grant.

4. Dividend, Voting and Other Rights. Except as provided by the terms of the Rabbi Trust Agreement and the Deferred Compensation Plan with respect to Stock subject to a Deferral Election, the Grantee will have all of the rights of a shareholder with respect to the Stock covered by this Agreement, including the right to vote such Stock and receive any dividends that may be paid thereon. Any additional Stock that the Grantee may become entitled to receive pursuant to a share dividend or a merger or reorganization in which the Company is the surviving Company or any other change in the capital structure of the Company shall be subject to the same restrictions as the Stock covered by this Agreement.

5. Compliance with Law. The Company will make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any unrestricted Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

6. Adjustments. The Board may make adjustments, consistent with Section 162(m) of the Internal Revenue Code of 1986 and the Section 409A Rules, in the terms and conditions of, and the criteria included in, this Agreement, in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on the Grantee under the Plan.

7. Withholding Taxes.

(a) Except as provided in Section 7(c), upon grant, the Grantee shall be required to pay to the Company any applicable Federal, state, local or foreign withholding tax due, if any. The Company’s obligation to deliver the Stock shall be subject to such payment. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee the minimum statutory amount to satisfy Federal, state, local or foreign withholding taxes due.

(b) Subject to (i) the Committee’s right to disapprove any such election and require the Grantee to pay the required withholding tax, if any, in cash, (ii) any Company policies, and (iii) applicable laws, the Grantee shall have the right to elect to pay the minimum required withholding tax in shares of Stock to be received upon grant. Shares of Stock used to pay any required withholding tax shall be valued at the same time and in the same manner that shares of Stock are valued for purposes of determining the required withholding taxes.

(c) In the case of a Nonemployee Director, with respect to any part of the Stock covered by this Agreement, the Grantee shall be responsible for the payment of all federal, state, local or foreign tax due upon grant, or in the case of Stock subject to a Deferral Election, distribution of any portion of the Stock to Grantee.

2013 Match Grant

8. Retention Rights. The Plan and this Agreement will not confer upon the Grantee any right with respect to the continuance of service as a Director with the Company and will not interfere in any way with any right that the Company would otherwise have to terminate the service of the Grantee as a Director at any time.

9. Notices. Any notice necessary under this Agreement will be addressed to the Company or the Committee at the principal executive office of the Company and to the Grantee at the address appearing in the personnel records of the Company for such Grantee, or to either party at such other address as either party may designate in writing to the other. Any such notice will be deemed effective upon receipt thereof by the addressee.

10. Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement shall not be taken into account in determining any benefits to which the Grantee may be entitled under any retirement or other benefit or compensation plan maintained by the Company.

11. Agreement Subject to the Plan. The Stock granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan and, to the extent deferred, the Rabbi Trust Agreement and the Deferred Compensation Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan shall govern. In the event Grantee makes a Deferral Election for Stock covered by this Agreement, and there is an inconsistency or conflict between this Agreement and the Rabbi Trust Agreement or the Deferred Compensation Plan, the terms of Rabbi Trust Agreement and the Deferred Compensation Plan shall govern.

12. Amendments. The Committee may amend this Agreement. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent, except as required under the tax laws.

13. Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

14. Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Ohio without regard to its conflict of laws principles.

2013 Match Grant

15. Certain Defined Terms. In addition to the terms defined elsewhere herein, when used in the Agreement, terms with initial capital letters have the meaning given such term under the Plan, as in effect from time to time.

This Agreement is effective as of the      day of             , 20    .

GENCORP INC.

By:
S. J. Seymour
President and Chief Executive Officer

The undersigned Grantee hereby acknowledges receipt of an executed original of this Stock-Based Agreement and accepts the right to receive the Stock subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Grantee

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